Registration No. 333-258912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

1606 Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	5190	86-1497346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

2425 E. Camelback Rd

Suite 150

Phoenix, AZ 85016

Phone: (602) 481-1544

 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Arun K. Arora

7866 Sirens Song Court

Las Vegas, NV 89139

Phone: (800) 325-2671

 (Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M, Stein, Esq.

JMS Law Group, PLLC

998C Old Country Road, #233

Plainview, NY 11803

(516) 422-6285

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common Stock, $.0001 par value per share	150,000	$0.50	$8.12
Total Registration Fee:		$0.50	$8.12

(1)

Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders (as discussed below) may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _____, 2021

PRELIMINARY PROSPECTUS

1606 Corp.

150,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein of up to 150,000 shares of common stock, $.0001 par value per share, which we refer to as common stock, of 1606 Corp., which we refer to as “us,” “we,” the “Company,” or the “Registrant,” consisting of shares of common stock issued pursuant to a Stock Purchase Agreement, between the Company and selling stockholders. The shares of common stock being offered by the selling stockholders (which term includes their respective donees, pledgees, transferees, or other successors-in-interest) have been issued pursuant to a transaction is described in the section titled “Securities Purchase Agreement.” The selling stockholders are described in greater detail under “Selling Stockholders.”

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling stockholders named herein. The selling stockholders may offer and sell the shares in a variety of transactions including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. We are bearing all of the expenses in connection with the registration of the shares of common stock and their qualification or exemption under state “Blue Sky” laws, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

1606 Corp. (the “Company” or “1606”) was formed as a result of a distribution by Singlepoint Inc. (“Sing”), a Nevada corporation to its shareholders The shareholders received one (1) share of 1606 common stock for every one share of Sing common stock that they hold. There are currently 37,103,394 shares of Common Stock outstanding and 56,635,000 shares of Class A Preferred Stock outstanding. Each share of Class A Preferred Stock entitles the holder thereof to 50 votes on any matters requiring a shareholder vote of the Company. Our executive officer and director, Greg Lambrecht holds 31,230,000 shares of our Class A Convertible Preferred Stock (each share votes as the equivalent of 50 shares of common stock on all matters submitted for a vote by the common stockholders) and on a fully converted basis holds 54.4% of the voting power on matters submitted for a vote by the common stockholders.

The selling shareholders may sell their shares prior to the Company obtaining approval to trade its stock on the OTC Bulletin Board or one of its premium marketplaces of OTC Links ATS (i.e., OTCQX or OTCQB) at prevailing market prices or privately negotiated prices.  Unless there is an established trading market for securities, shares resold by the selling stockholders in a public offering must sell at a fixed price of $.50 per share until such time as a trading market is established.

Sing effected the spin-off pursuant to the terms of the SING Board of Directors’ resolution and related organic actions.

Reason for Furnishing this Prospectus

The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Sing nor 1606 are required to update the information except in the normal course of our public disclosure obligations and practices.

1606 is an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

There is currently no public market for 1606 securities. Our common stock is not publicly traded. Company management anticipates that an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets within 90 days of the effectiveness of this registration statement, but there is no assurance that the 1606 common stock will be quoted on the OTC Bulletin Board, the OTC Markets, or any Exchange.

Our business and an investment in our common stock involve significant risks. See “Risk factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2021

i

Neither we, nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the use of proceeds from this offering, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential acquisitions or collaborations.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

In making forward-looking statements, the Company has made various material assumptions, including but not limited to (i) obtaining or complying with the necessary regulatory approvals; (ii) that regulatory requirements will be maintained; (iii) general business and economic conditions, including the ongoing impact of COVID19; (iv) the Company’s ability to successfully execute its plans and intentions, including with respect to the ramp up of commercial operations and the achievement of expected revenues; (v) the availability of financing on reasonable terms; (vi) the Company’s ability to attract and retain skilled staff; (vii) market competition; (viii) the products and technology offered by the Company’s competitors; and (ix) that the Company’s current good relationships with its suppliers, service providers and other third parties will be maintained. Although the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and the Company cannot assure that actual results will be consistent with these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward- looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition to the risk factors set forth above, the factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

MARKET AND INDUSTRY DATA

This prospectus contain statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled and “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus.

TRADEMARKS AND TRADE NAMES

This prospectus may contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision. Except as otherwise indicated, references to “we”, “us”, “our”, “1606”, and the “Company” refer to 1606 Corp.

Company Overview

1606 was incorporated in Nevada in February 2021 as a spin-off from Singlepoint Inc. in April 2021. We offer a nicotine- and tobacco-free alternative to cigarettes and vaping products using industrial grade hemp, and promoting health benefits such as pain management, reduced anxiety and enhanced wakefulness. Smokable hemp is an alternative for customers that currently smoke or want to quit smoking nicotine. All of our hemp cigarettes are manufactured with 100% premium hemp flower and are nicotine-free, tobacco-free and organically grown – free of pesticides and other contaminants. Our key customers comprise distributors and retail customers, including convenience stores, smoke shops and individual purchasers.

We are focused on increasing our retail footprint concentrating on regional expansion in addition to continuing to grow our online presence and retail distribution network. We sell our products directly online through our website, www.1606hemp.com, and ship them directly to anywhere within the United States. Our products are also sold in approximately 300 retail stores.

With our corporate headquarters located in Phoenix, AZ and our executive team experienced in tobacco sales, distribution, commercialization, and marketing, our product, “1606 Original Hemp” is positioned to become the market leader in the smokable industrial hemp cigarette marketplace.

Our Strategy

The current market for combustable (smokable) products worldwide is valued at $932 billion. The combustible market includes traditional cigarettes, cigars, electronic vapes, and combustible hemp products, but has historically been dominated by traditional cigarettes, which account for 75% of the worldwide tobacco sales. The CDC states that 34 million American adults currently smoke cigarettes and over 70% have some desire to quit.

While the cannabidiol (“CBD”) market has many products, the combustible market has a smaller number of competitors of which 1606 is one. Grandview Research has shown that the combustible market is projected to increase by 1.3% through the year 2028, with a growing smokable hemp segment as smoking hemp is becoming more acceptable in mainstream society for those who smoke and for its many health benefits. In fact, Hemp Industry Daily reports tobacco smokers are 191% more likely to use hemp pre-rolls than the general population. Approximately 29% of cigarette smokers have indicated interested in smokable-hemp. Our strategy is to capitalize on the current growing demand for smokable hemp by offering nicotine-free, tobacco-free and organically grown hemp that commands premium pricing for all of our distributed and proprietary branded products. Moreover, we leverage our impressive social media following of over 52 thousand followers to selectively e-market to customers that have ordered our products and people engaged in the business of smokables distribution and sales.

After examining the sales landscape for the past 18 months, we believe our prices reflect the best value to customers in terms of price to quality and price to scale to a national market. Additionally, we believe our manufacturing relationships throughout Southern and Northern California as well as in the Midwest and Northeast, enable us to scale quickly to meet demand in any part of the United States.

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THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our securities, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common Stock Offered by the Company	150,000 shares

Common Stock to be Outstanding after this Offering	37,103,394* shares

*Does not include 56,635,000 shares of Class A Preferred Stock outstanding.  Each share of Class A Preferred Stock entitles the holder thereof to 50 votes on any matters requiring a shareholder vote of the Company.Our executive officer and director, Greg Lambrecht holds 31,230,000 shares of our Class A Convertible Preferred Stock (each share votes as the equivalent of 50 shares of common stock on all matters submitted for a vote by the common stockholders) and on a fully converted basis holds 54.4% of the voting power on matters submitted for a vote by the common stockholders,

Risk Factors	See “Risk Factors” beginning on page 4 and the other information included in this prospectus.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes- Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in this prospectus and in our future periodic reports, proxy statements and registration statements; and

•	not being required to hold a non-binding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until March 30, 2022. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three- year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the SEC. As a result, the information that we provide to our stockholders is different than the information you might receive from other public fully reporting companies in which you hold equity interests.

The JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

Risk Factors Affecting Our Business

Change in Laws, Regulations and Guidelines

Our operations are subject to a variety of laws, regulations and guidelines, including, but not limited to, those relating to the manufacture, management, transportation, storage and disposal of hemp, as well as laws and regulations relating to health and safety (including those for consumable products), the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations. If any changes to such laws, regulations and guidelines occur, which are matters beyond our control, we may incur significant costs in complying with such changes or it may be unable to comply therewith, which in turn may result in a material adverse effect on our business, financial condition and results of operation. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations.

Changes in regulations, more vigorous enforcement thereof, the imposition of restrictions on our ability to operate, as a result of regulatory changes or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Differing Local Rules and Regulations May Limit Ability to Expand into New Markets

Expansion of our business into new markets with different rules and regulations or distant from then-existing operations, may not succeed. Any such expansion may expose us to new operational, regulatory and/or legal risks. In addition, expanding into new localities may subject us to unfamiliar or uncertain local rules and regulations that may adversely affect our operation. For example, different localities may impose different rules on how hemp may be cultivated, manufactured, processed, distributed and/or transported. Each of the political subdivisions currently has the right to subject participants in the hemp industry operating within its jurisdiction to its own set of rules and regulations regarding the acquisition and maintenance of required licenses, permits or registrations, and the conduct of business, including prohibiting such operations and business in full or in part, regardless of the rules and regulations of other political subdivisions in which we operate. Newly entered localities may also have competitive conditions, consumer preferences, and spending patterns that are more difficult to predict or satisfy than the existing markets.

Constraints on Marketing Products

The development of our business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory and legal environment in the United States — particularly the existence of federal criminal laws that may prohibit certain marketing of hemp or hemp products limits companies’ abilities to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected.

Environmental Risk and Regulation

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Economic Environment

Our operations could be affected by general economic context conditions should the unemployment level, interest rates or inflation reach levels that influence consumer trends, and consequently, impact our sales and profitability. As well, general demand for banking services and alternative banking or financial services cannot be predicted and future prospects of such areas might be different from those predicted by our management.

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Limited Operating History

Our business was only spun out from Sing in early 2021 and has generated minimal revenue. We have no agreements with Sing to assist in the operation of our business. We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources, and lack of revenues. There is no assurance that we will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of the early stage of operations. We purchased our inventory from Sing in June 2021 in exchange for the issuance of a promissory note which provides for monthly payments through August 2024. As we have generated limited revenues to date, we may not be able to repay this note and we may be subject to default on this note.

Internet security poses a risk on business operations and management budgets.

Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

Risks Inherent in an Agricultural Business

Our business may, in the future, involve the growing of industrial hemp, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although such growing for the Company is expected to be completed by experienced farmers, there can be no assurance that natural elements will not have a material adverse effect on any such future production.

Reliance on Management

Another risk associated with the cultivation and sale of industrial hemp is the loss of important staff members. We are currently in good standing with all high-level employees and believe that with well managed practices we will remain in good standing. Our success will be dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key personnel. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results or financial condition.

Insurance and Uninsured Risks

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability. Although the Company maintains and intends to continue to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with its operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

We Are an Entrant Engaging in a New Industry

The industrial hemp industry is fairly new. There can be no assurance that an active and liquid market for the Common Shares will develop and shareholders may find it difficult to resell their Common Shares. Accordingly, no assurance can be given that we will be successful in the long term.

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If we fail to maintain relationships with our independent contract manufacturers, our business could be harmed.

We do not manufacture our products but instead outsource the manufacturing process to independent contract manufacturers. We do not own the plants or the majority of the equipment required to manufacture and package our hemp products, and we do not anticipate bringing the manufacturing process in-house in the future. Our ability to maintain effective relationships with contract manufacturers and other third parties for the production and delivery of our hemp products in a particular geographic distribution area is important to the success of our operations within each distribution area. We may not be able to maintain our relationships with current contract manufacturers or establish satisfactory relationships with new or replacement contract manufacturers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract manufacturers for a distribution area could increase our manufacturing costs and thereby materially reduce gross profits from the sale of our products in that area. Poor relations with any of our contract manufacturers could adversely affect the amount and timing of product delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition. In addition, our agreements with our contract manufacturers are terminable at any time, and any such termination could disrupt our ability to deliver products to our customers.

Difficulty to Forecast

We must rely largely on own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industrial hemp industry. A failure in the demand for our products to materialize, as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations and financial condition.

Management of Growth

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

Internal Controls

Effective internal controls are necessary for us to provide reliable financial reports and to help prevent fraud. Although we will undertake a number of procedures and implement a number of safeguards, in each case, in order to help ensure the reliability of our financial reports, including those imposed on us under federal securities law, we cannot be certain that such measures will ensure that we will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and materially adversely affect the trading price of the Common Shares.

We will need significant additional financing to further commercialize our products, and we may not be able to obtain such financing on acceptable terms or at all.

We will require additional financing in the near and long-term to fully execute our business plan. We anticipate that we will need additional financing to enhance our sales and marketing team, as well as to cover our operational costs.

The market conditions and the macroeconomic conditions that affect the markets in which we operate could have a material adverse effect on our ability to secure financing on acceptable terms, if at all. We may be unable to secure additional financing on favorable terms, or at all, or our operating cash flow may be insufficient to satisfy our financial obligations. The terms of additional financing may limit our financial and operating flexibility. Our ability to satisfy our financial obligations will depend upon our future operating performance, the availability of credit generally, economic conditions and financial, business and other factors, many of which are beyond our control. Furthermore, if financing is not available when needed, or is not available on acceptable terms, we may be unable to take advantage of business opportunities or respond to regulatory pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

We may utilize one or more types of capital raising in order to fund any initiative in this regard, including the issuance of new equity securities and new debt securities, including debt securities convertible into shares of our common stock. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into shares of our common stock, our existing stockholders could suffer significant dilution in their percentage ownership of our company. In addition, any new securities we issue could have rights, preferences, and privileges senior to those of holders of our common stock, and we may grant holders of such securities rights with respect to the governance and operations of our business. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

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Litigation

We may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for Common Shares and could use significant resources. Even if we are involved in litigation and win, litigation can redirect significant Company resources.

Unfavorable Publicity or Consumer Perception

The success of the industrial hemp and cannabis industry may be significantly influenced by the public’s perception of industrial hemp and medicinal applications. Hemp and medical cannabis are controversial topics, and there is no guarantee that future scientific research, publicity, regulations, medical opinion and public opinion relating to medical cannabis will be favorable. Any adverse or negative publicity, scientific research, limiting regulations, medical opinion and public opinion relating to the consumption of CBD may have a material adverse effect on our operational results, consumer base and financial results.

Fluctuating Prices of Raw Materials

Our revenues, if any, are expected to be in large part derived from the sale and distribution of processed hemp biomass. We purchase hemp products which are made from hemp which is priced according to the market prices at the time of production. Changes in the price for hemp cannot be predicted with any level of certainty.

Global Economy Risk

An economic downturn of global capital markets has been shown to make the raising of capital by equity or debt financing more difficult. Our Company may be dependent upon the capital markets to raise additional financing in the future. As such, the Company is subject to liquidity risks in meeting its future operating cost requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact our ability to raise equity or obtain loans and other credit facilities in the future and on terms favorable to our Company and its management. If uncertain market conditions persist, our ability to raise capital could be jeopardized, which could have an adverse impact on our operations.

COVID-19

The outbreak of the coronavirus (“COVID-19”) pandemic may cause us to face disruption to operations, supply chain delays, travel and trade restrictions and impact on economic activity in affected countries or regions can be expected and can be difficult to quantify. Such pandemics or diseases represent a serious threat to maintaining a skilled workforce industry and could be a major health-care challenge for our Company. There can be no assurance that our personnel will not be impacted by these pandemic diseases and ultimately that we would see our workforce productivity reduced or incur increased medical costs/insurance premiums as a result of these health risks. In addition, the COVID-19 pandemic has created a dramatic slowdown in the global economy. The duration of the COVID-19 outbreak and the resultant travel restrictions, social distancing, Government response actions, business closures and business disruptions, can all have an impact on our operations and access to capital. There can be no assurance that the Company will not be impacted by adverse consequences that may be brought about by the COVID-19 pandemic on global financial markets may reduce resource prices and financial liquidity and thereby that may severely limit the financing capital available.

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations and our ability to raise capital.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. This event may also limit our ability to raise capital. These factors, in turn, may not only impact our operations, financial condition and demand for our products but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Commission.

Farm Bill Risks

The U.S. Food and Drug Administration (“FDA”) is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food, Drug, and Cosmetic Act (“FDCA”). The FDA’s responsibilities include regulating ingredients in, as well as the marketing and labeling of, drugs sold in interstate commerce.

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On December 20, 2018 the 2018 Farm Bill was signed into law. The 2018 Farm Bill, among other things, removes industrial hemp and its cannabinoids, including CBD derived from industrial hemp, from the Controlled Substances Act (“CSA”) and amends the Agricultural Marketing Act of 1946 to allow for industrial hemp production and sale in the United States. Under the 2018 Farm Bill, industrial hemp is defined as “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a [THC] concentration of not more than 0.3 percent on a dry weight basis.” The U.S. Department of Agriculture has been tasked with promulgating regulations for the industrial hemp industry, which, among other things, requires the Department of Agriculture to review and approve any state-promulgated regulations relating to industrial hemp. Until such time as the Department of Agriculture approves a state’s industrial hemp regulations, commercial sale of industrial hemp may not be permissible. Although Interim Rules for Hemp Production are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. Further, under the 2018 Farm Bill, the FDA has retained authority over the addition of CBD to products that fall within the FDCA. There can be no assurance that the FDA will approve CBD as an additive to products under the FDCA. It is not yet fully known what role the FDA will have in regulating industrial hemp and CBD derived from industrial hemp.

The potential for multi-agency enforcement post-rescheduling of cannabis and post-removal of industrial hemp from the CSA could threaten or have a materially adverse effect on the operations of existing state legal cannabis businesses, including certain of companies’ State Operators.

Changes to Federal or state laws pertaining to industrial hemp could slow the use of industrial hemp which would materially impact our revenues in future periods.

Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests. Any one of these factors could slow or halt use of industrial hemp, which could negatively impact the business up to possibly causing us to discontinue operations as a whole. In addition, changes in Federal or state laws could require us to alter the way we conduct our business in order to remain compliant with applicable state laws in ways we are presently unable to foresee. These possible changes, if necessary, could be costly and may adversely impact our results of operations in future periods.

Uncertainty caused by potential changes to legal regulations could impact the use of CBD products.

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the U.S. Drug Enforcement Administration and/or the FDA and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of our products in different markets.

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Negative Impact of Regulatory Scrutiny on Raising Capital

Our business activities will rely on newly established and/or developing laws and regulations in multiple jurisdictions. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely our profitability or cause it to cease operations entirely. The hemp industry may come under scrutiny or further scrutiny by the U.S. Food and Drug Administration, Securities and Exchange Commission, the Department of Justice, the Financial Industry Regulatory Authority or other applicable federal, state, or non-governmental regulatory authorities or self- regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations, or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding our industry may adversely affect our business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of our ability to raise additional capital, create a public trading market for securities of the Company or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment in the Company.

We have experienced recurring losses from operations and negative cash flows from operating activities and anticipate that we will continue to incur significant operating losses in the future.

We have experienced recurring losses from operations and negative cash flows from operating activities. We expect to continue to incur significant expenses related to our ongoing operations and generate operating losses for the foreseeable future. The size of our losses will depend, in part, on the rate of future expenditures and our ability to generate revenues.

We may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may adversely affect our financial condition. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If our products do not achieve sufficient market acceptance and our revenues do not increase significantly, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations. A decline in the value of our company could cause you to lose all or part of your investment.

If we are not able to successfully execute on our future operating plans, our financial condition and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is important that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

Demand for our products may be adversely affected by changes in consumer preferences or any inability on our part to innovate, market or distribute our products effectively, and any significant reduction in demand could adversely affect our business, financial condition or results of operations.

Brand name recognition and acceptance of our products are critical to our success. In addition, our business depends on acceptance by our independent distributors and retailers of our brand as a smokable hemp product that has the potential to provide incremental sales growth. If we are not successful in the revitalization and growth of our brand and product offerings, we may not achieve and maintain satisfactory levels of acceptance by distributors and consumers. Any failure of our brand to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

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Our investments in marketing as well as our strong commitment to product quality are intended to have a favorable impact on brand image and consumer preferences. Unfavorable publicity, or allegations of quality issues, even if false or unfounded, could tarnish our reputation and brand image and may cause consumers to choose other products. In addition, if we do not adequately anticipate and react to changing demographics, consumer and economic trends, health concerns and product preferences, our financial results could be adversely affected.

Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy and labor, could adversely impact our financial results.

Our financial results could be adversely impacted by changes in the cost or availability of raw materials and packaging due to inflation and other factors. Continued growth would require us to hire, retain and develop a highly skilled workforce and talented management team. Any unplanned turnover or our failure to develop an adequate succession plan for current positions could erode our competitiveness. In addition, our financial results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Changes in government regulation or failure to comply with existing regulations could adversely affect our business, financial condition and results of operations.

Our business is subject to various federal, state and local laws and regulations, including those governing production, distribution, importation, marketing, advertising, sales, pricing, labeling, packaging, product liability, antitrust, labor, compliance and control systems, environmental issues and/or data privacy. Changes in existing laws or regulations could require material expenses and negatively affect our financial results through lower sales or higher costs.

Legislative or regulatory changes that affect our products, including new taxes, could reduce demand for products or increase our costs.

Taxes imposed on the sale of certain of our products by federal, state and local governments could materially affect our business and financial results. These include changes in the domestic and international tax environment, which can lead to uncertainty around the application of existing and new tax laws and unexpected tax exposure for our Company.

Competition from traditional and large, well-financed smokable hemp manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The smokable hemp industry is highly competitive. We compete with similar companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other smokable hemp brands. Our products compete with all smokable hemp brands, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive brands such as ours. We also compete with regional hemp producers and suppliers.

We face substantial competition in the smokable hemp industry and we may not be able to effectively compete.

Consolidation among smokable hemp producers, distributors, wholesalers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands, both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories. Changes to our route-to-consumer models or partners in important markets could result in temporary or longer-term sales disruption, higher implementation-related or fixed costs, and could negatively affect other business relationships we might have with that partner. Distribution network disruption or fluctuations in our product inventory levels with distributors, wholesalers, or retailers could negatively affect our results for a particular period.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Our competitors offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing, (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by our competitors could adversely affect our sales margins, and profitability.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Our independent distributors and national accounts are not required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and national partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials or other key supplies could negatively affect us.

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If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

Disruption within our supply chain, contract manufacturing or distribution channels could have an adverse effect on our business, financial condition and results of operations.

Our ability, through our suppliers, business partners, contract manufacturers, independent distributors and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as influenza and the novel coronavirus (COVID-19), labor strikes or other reasons, could impair the manufacture, distribution and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations.

If we are unable to attract and retain key personnel, our efficiency and operations would be adversely affected; in addition, management turnover causes uncertainties and could harm our business.

Our success depends on our ability to attract and retain highly qualified employees in such areas as finance, sales, marketing and product development. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. We may not be able to provide our employees with competitive salaries, and our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs.

Changes to operations, policies and procedures, which can often occur with the appointment of new personnel, can create uncertainty, may negatively impact our ability to execute quickly and effectively, and may ultimately be unsuccessful. In addition, management transition periods are often difficult as the new employees gain detailed knowledge of our operations, and friction can result from changes in strategy and management style. Management turnover inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution. Until we integrate new personnel, and unless they are able to succeed in their positions, we may be unable to successfully manage and grow our business, and our financial condition and profitability may suffer.

Further, to the extent we experience additional management turnover, our operations, financial condition and employee morale could be negatively impacted. In addition, competition for top management is high and it may take months to find a candidate that meets our requirements. If we are unable to attract and retain qualified management personnel, our business could suffer. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness such as COVID-19.

If we lose the services of our Chief Executive Officer, our operations could be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of Gregory Lambrecht, our Chief Executive Officer. If we were to lose the services of Mr. Lambrecht, our ability to execute our business plan could be materially impaired. We are not aware of any facts or circumstances that suggest he might leave us.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

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Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our smokable hemp products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distraction of management attention away from our business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all U.S. and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, our policies and procedures may not ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. While warmer weather has historically been associated with increased sales of our products similar to ours, changing weather patterns could have a negative impact on agricultural productivity, which may limit availability or increase the cost of certain key ingredients. Also, increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production, transportation and raw material costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

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Our business operations may be adversely affected by social, political and economic conditions affecting market risks and the demand for and pricing of our smokable hemp products.

                These risks can include unfavorable economic conditions and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations.

The market for our common stock may be subject to the penny stock restrictions, which may result in lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is currently subject to the penny stock rules, and it is probable that our common stock will continue to be considered to be a penny stock for the immediately foreseeable future. This classification materially and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker--dealer approve a person’s account for transactions in penny stocks, and the broker--dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker--dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker--dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker--dealer made the suitability determination, and

•	that the broker--dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker--dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker--dealers may desire to not engage in the necessary paperwork and disclosures required to sell our common stock, and broker--dealers may encounter difficulties in their attempt to sell our common stock, which may affect the ability of holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will continue to be subject to such penny stock rules for the foreseeable future and our stockholders will, quite probably, have difficulty selling our common stock.

The price of our common stock may be volatile and the value of our common stock could decline.

If we establish a trading market, which is not guaranteed, the trading price of our common stock may be volatile. The trading price of our common stock may fluctuate widely in response to various factors, many of which are beyond our control.

In addition, the stock markets have experienced extreme price and volume fluctuations in recent years that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many such companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

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Should we be listed, the market price of our common stock may be volatile or may decline regardless of the Company’s operating performance, and you may not be able to resell your shares at or above the initial public offering price and the price of our common stock may fluctuate significantly.

We intend to file for initial placement on the OTC Markets for our stock. There is no guarantee that FINRA shall approve the listing of our stock. Should we be approved, the commencement of trading of our common stock on the OTC Markets, the market price of our common stock may be volatile, and fluctuates widely in price in response to various factors, which are beyond our control.

Furthermore, we must note that the price of our common stock may not necessarily be indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

We currently have outstanding shares of preferred stock that have special rights that could limit our ability to undertake corporate transactions, inhibit potential changes of control, reduce the proceeds available to our common stockholders in the event of a change in control, and upon conversion dilute the holders of common stock and reduce the price of the common stock upon conversion .

We currently have outstanding two classes of stock, common stock and one class of preferred stock (“Class A Preferred Stock”). The holders of our Class A Preferred Stock are entitled to super voting and super converting rights. Each share of Class A Preferred Stock entitles the holder thereof to 50 votes on any matters requiring a shareholder vote of the Company, and each share of Class A Preferred Stock is convertible into common stock on a one-for-25 basis.As a result of the rights our preferred stockholders have, the holders of common stock will have dilution upon conversion of the Class A Preferred Stock into shares of Common Stock, and we may not be able to undertake certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our businesses.   These provisions may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. The market price of our common stock could be adversely affected by the rights of our preferred stockholders.

Our executive officers and directors have the ability to control all matters submitted to stockholders for approval.

Our executive officer and director, Greg Lambrecht holds 31,230,000 shares of our Class A Convertible Preferred Stock (each share votes as the equivalent of 50 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, he would be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, he would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets, the undertaking of certain corporate transactions, including equity or debt offerings necessary to raise sufficient capital to run our business, change of control transactions or other transactions that may otherwise be beneficial to our business. This concentration of voting power could delay or prevent an acquisition of our Company on terms that other stockholders may desire.

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STOCK PURCHASE AGREEMENT

On April 28, 2021 the Company entered into three stock purchase agreements ($25,000 each) with the selling stockholders for the sale of an aggregate of 150,000 shares of Common Stock.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.

The selling stockholders may sell all, some or none of their shares in this offering.

Name of Selling stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Asia Lambrecht (1)	50,000	50,000	0
Austen Lambrecht (2)	50,000	50,000	0
Heather McCulley (3)	50,000	50,000	0

(1)	Asia Lambrecht is the daughter of Gregory Lambrecht (CEO and sole member of the Board of Directors of the Company).

(2)	Austen Lambrecht is the son of Gregory Lambrecht (CEO and sole member of the Board of Directors of the Company) and a Vice President of the Company.

(3)	Heather McCulley is the daughter of Gregory Lambrecht (CEO and sole member of the Board of Directors of the Company).

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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USE OF PROCEEDS

 The Selling Shareholders will receive all of the proceeds from the sale of the shares of common stock offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Shareholders covered by this prospectus.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer the shares at the prevailing market prices or privately negotiated price. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any decisions as to future payment of cash dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

Listing and Trading

There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. Management anticipates that within 3 months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the OTC Bulletin Board or the OTC Markets, but there is no assurance that the Company's common stock will be quoted on the OTC Bulletin Board or the OTC Markets or any other exchange or trading facility. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

DILUTION

As of July 31, 2021, we had 37,103,394 shares of Common Stock outstanding and 56,635,000 shares of Class A Preferred Stock, which represents all of the securities issued in connection with the spin-off.  We are registering a total of 150,000 shares of Common Stock for resale by the shareholders identified in this prospectus. In this prospectus, we sometimes will refer to these shares as the Resale Shares. Assuming the Registration Statement containing this prospectus is effective the 150,000 shares of Common Stock will be freely tradeable. There will be no dilution effect.

BUSINESS

Company Overview

1606 was incorporated in Nevada in February 2021 as a spin-off from Singlepoint Inc. in April 2021. We offer creating nicotine-free and tobacco-free alternatives to traditional cigarettes and vaping products.  Our manufacturers use state of the art manufacturing in the United States and a blend of all-natural ingredients to provide smokers aged 21+ an alternative to traditional cigarettes that does not contain nicotine or tobacco, and promoting health benefits such as pain management, reduced anxiety and enhanced wakefulness. Smokable hemp is an alternative for customers that currently smoke or want to quit smoking nicotine. All of our hemp cigarettes are manufactured with 100% premium hemp flower and are nicotine-free, tobacco-free and organically grown – free of pesticides and other contaminants. Our key customers comprise distributors and retail customers, including convenience stores, smoke shops and individual purchasers.

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We are focused on increasing our retail footprint concentrating on regional expansion in addition to continuing to grow our online presence and retail distribution network. We sell our products directly online through our website, www.1606hemp.com, and ship them directly to anywhere within the United States. Our products are also sold in approximately 300 retail stores.

With our corporate headquarters located in Phoenix, AZ and our executive team experienced in tobacco sales, distribution, commercialization, and marketing, our product, we believe “1606 Original Hemp” is positioned to become the market leader in the smokable industrial hemp cigarette marketplace.

We plan to release four primary flavor variants in 2021, namely Original, Smooth, Menthol, and Mango. Original will be a full-flavored product which has been developed to closely emulate the taste experience of a regular tobacco cigarette. Smooth has been developed to produce a flavor profile which is milder in taste. Menthol has been developed to mimic the taste profile of a mentholated tobacco cigarette. Mango has been developed to produce a product that appeals to consumers that want a flavored product. 1606 will market its products under the 1606 Hemp brand for the Original Hemp product and under Zero for the product that has no Marijuana smell. Through the application of a flavoring treatment, they are able to completely transform the raw material into a finished product that tastes and smells similar to tobacco when combusted. This material is referred to as Base Cigarette Material (“BCM”). Similarly, to fine-cut tobacco, BCM is derived entirely from plant matter, however BCM is fundamentally different from fine-cut tobacco in that it has no tobacco content whatsoever. As such, BCM contains no nicotine, is non-addictive, and undergoes substantially different processing than fine-cut tobacco. This process forms a significant part of the value of zero brand and is a closely guarded trade secret.

Distribution

Through a combination of online, in-store, and digital out-of-home campaigns targeted towards smokers aged 21 or older, the Company has cultivated considerable interest in 1606 across the United States.

Since our inception in 2019, we have used our interactive website, 1606hemp.com, for e-commerce sales of 1606 hemp to consumers throughout the United States. The site uses articles and scientific studies to inform the consumer of the benefits of using hemp instead of tobacco and nicotine. Customers are then able to purchase packs and cartons directly from the website and have them shipped to them throughout the U.S. excluding Idaho.

Our Strategy

The current market for combustable (smokable) products worldwide is valued at $932 billion. The combustible market includes traditional cigarettes, cigars, electronic vapes, and combustible hemp products, but has historically been dominated by traditional cigarettes, which account for 75% of the worldwide tobacco sales. The CDC states that 34 million American adults currently smoke cigarettes and over 70% have some desire to quit.

While the cannabidiol (“CBD”) market has many products, the combustible market has a smaller number of competitors of which 1606 is one. Grandview Research has shown that the combustible market is projected to increase by 1.3% through the year 2028, with a growing smokable hemp segment as smoking hemp is becoming more acceptable in mainstream society for those who smoke and for its many health benefits. In fact, Hemp Industry Daily reports tobacco smokers are 191% more likely to use hemp pre-rolls than the general population. Approximately 29% of cigarette smokers have indicated interested in smokable-hemp. Our strategy is to capitalize on the current growing demand for smokable hemp by offering nicotine-free, tobacco-free and organically grown hemp that commands premium pricing for all of our distributed and proprietary branded products. Moreover, we leverage our impressive social media following followers to selectively e-market to customers that ordered our products and people engaged in the business of smokables distribution and sales.

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After examining the sales landscape for the past 18 months, we believe our prices reflect the best value to customers in terms of price to quality and price to scale to a national market.

Products

We distribute and market industrial grade smokable filtered hemp, containing less than 0.3% THC levels in accordance with the Farm Bill passed in 2018. We offer pre-rolled hemp cigarettes in the traditional 20-pack casing as well as a single stick offered in a plastic casing that provides customers an opportunity to try the product at a lower price point before buying the 20 pack. We have also engineered an innovative six-pack display that can be placed directly on the point of sales counter.

Our Competitive Strengths

We have identified companies listed below as our potential competitors. When compared to producers of hemp cigarettes, our product is unique in that the products made by these other companies do not closely resemble tobacco cigarettes in their taste, smell, or other experiential attributes. Likewise, when compared to producers of tobacco cigarettes, our product is unique in that it is designed to closely replicate the user experience of these products, though it does so with no tobacco or nicotine content. Thus, these are not necessarily “direct” competitors as the companies in question produce either hemp cigarettes which do not taste or smell like tobacco, or tobacco cigarettes with nicotine.

We believe the following competitive strengths contribute to Company’s success and differentiate us from our competitors:

•	An established distribution network through various sales channels;

•	Sustainable, organically grown hemp free of pesticides and other contaminants;

•	Although we face competition from other manufacturers and competitors, we believe that our products will appeal to the consumer;

•	Premium customer service;

•	A management team experienced in tobacco sales, distribution, commercialization, and marketing;

Employees

We have two full-time employees, including our executive officers and non-executive officers. We retain the services of additional personnel on an independent contractor basis. We do not have any part-time employees but work with several consultants.

Corporate Information

Our principal offices are located at 2425 E. Camelback Rd., Suite 150, Phoenix, AZ, 85016. Our main telephone number is (602) 481-1544. Our website address is www.1606hemp.com. We have not incorporated by reference into this prospectus the information that can be assessed though our website and you should not consider it to be part of this prospectus.

Government Regulation

The 2018 Farm Bill was signed into law on December 20, 2018, the 2018 Farm Bill removed hemp from the CSA, which means it is no longer a controlled substances under federal law.

The 2018 Farm Bill changed federal policy regarding industrial hemp, including the removal of hemp from the Controlled Substances Act and the consideration of hemp as an agricultural product. The 2018 Farm Bill expanded the definition of industrial hemp from the last 2014 Farm Bill. The 2018 Farm Bill also allows states and tribes to submit a plan and apply for primary regulatory authority over the production of hemp in their state or in their tribal territory. A state plan must include certain requirements, such as keeping track of land, testing methods, and disposal of plants or products that exceed the allowed THC concentration.

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Additionally, hemp is no longer classified as a Schedule 1 drug. Previously, the 2014 Farm Bill defined industrial hemp and allowed for state departments of agriculture or universities to grow and produce hemp as part of research or pilot programs. Specifically, the law allowed universities and state departments of agriculture to grow or cultivate industrial hemp if: (1) “the industrial hemp is grown or cultivated for purposes of research conducted under an agricultural pilot program or other agricultural or academic research; and (2) the growing or cultivating of industrial hemp is allowed under the laws of the state in which such institution of higher education or state department of agriculture is located, and such research occurs.”

To comply with state regulations for commercial and research programs, growers must be licensed, registered or permitted with the state agency overseeing the program. Requirements for registration, licenses and permits might include:

•	Criminal background checks;

•	Periodic renewals, usually every one-to-three years;

•	Registering the location or Global Positioning System (GPS) coordinates of grow sites;

•	Record keeping and reporting any sales or distributions including to whom it was sold or distributed, including processors; and/or

•	Documentation from the state agency or institution of higher education to prove the grower is participating in an approved program.

The state agencies overseeing these programs are typically authorized to conduct inspections, test the plants and review records. State agencies may revoke licenses and impose civil and criminal penalties against growers who violate regulations.

Any activities involving industrial hemp that fall within the following would require a license: cultivation (including plant breeding/propagation); sale; importation; exportation; cleaning; preparing (conditioning); and, processing (including rendering non-viable and producing derivatives/products).

The USDA announced October 29, 2019, the “U.S. Domestic Hemp Production Program”. The interim final rule governs the production of hemp under the 2018 Farm Bill. The interim final rule does not affect industrial hemp that was or is being cultivated under the 2014 Farm Bill programs. That industrial hemp remains subject to the requirements of the 2014 Farm Bill. Key take-aways from the USDA 161 page guidelines are as follows:

•	Federal Pre-emption: The USDA re-confirmed that the 2018 Farm Bill pre-empts state law with regard to interstate transport of hemp. Specifically, States and Indian Tribes may not prevent the movement of hemp through their States or Territories even if they prohibit its production. States that regulate hemp must do so in a manner that is at least as strict as the 2018 Farm Bill and the USDA federal plan. Importantly, they are permitted to regulate hemp in a manner that is more stringent than the USDA plan. This includes making the cultivation and commerce of hemp and hemp products unlawful, though it is unlawful for a state or Indian Tribe to prohibit the transport hemp through its borders.

•	Seed Certification Hemp: The USDA will not establish a federal seed certification program. The USDA acknowledged the magnitude of this undertaking and has decided it is not feasible at this time.

•	“Total” THC: The definition of hemp is still based on the delta-9-THC concentration. However, the testing for THC will now include a calculation of THC-A, referred to in the Rule as “potential THC”, contained in a sample. If a testing method, such as gas chromatography, is used that converts THC-A to THC, (a “decarboxylation” method) then the sample must test at or below the 0.3% threshold. If a testing method is used that does not use heat, such as liquid chromatography, and thus does not convert THC-A to THC, the THC-A concentration will be multiplied by a factor of .877, and that value will be added to the THC concentration, which again must test at or below the 0.3% threshold.

•	“Acceptable Hemp THC Level” and “Measurement of Uncertainty” (MU): These are new concepts for hemp introduced by the USDA interim rule. The purpose of these concepts is to acknowledge that there is a margin of error with testing, even with the most accurate testing methods. In order for a test to be deemed valid under the rule, the testing facility must provide a “Measurement of Uncertainty” (MU), which roughly correlates to a “margin of error”. The margin of error figure is added to, and subtracted from, the figure that represents the THC concentration to create a range. The 0.3% must fall somewhere within the range.

•	“Negligence” Standard. The USDA plan creates a framework to protect licensees from criminal prosecution when their failure to produce a compliant hemp crop is the result of negligence.

•	15 Day Pre-Harvest Testing Window: Cultivators must submit samples to a certified lab fifteen (15) days prior to the estimated harvest date. Licensees must allow state and local law enforcement unfettered access to the cultivation sites.

Uncertainty surrounding existing and future laws and regulations may impede our services and increase the cost of providing such services. The cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is, nonetheless, potential that the federal government may at any time choose to begin enforcing its laws against the manufacture, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. In the event the federal government was to tighten its regulation of the industry, we would likely suffer a material adverse effect on our business, including substantial losses.

In addition, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

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Hemp Cigarettes

Hemp cigarettes enjoy a new, semi-regulated market. The product is early in the consumer adoption stage, so new companies have a chance to compete based on service, quality, and niche, and not just on distribution and funding.

Currently, hemp cigarettes are not subject to the same levels of regulation as tobacco cigarettes, however there are a series of bills that are currently circulating throughout state governments in Indiana, South Carolina and North Carolina regarding the legality of the possession, sale, and consumption of smokable hemp flower. Most products currently on the market are unregulated and made with poor or low quality hemp. This can affect the marketplace, the consumer experience, and bring faster regulation into the space.

Law enforcement has stated that smokable hemp and marijuana are indistinguishable based on smell and looks, thus making critical decisions more difficult as adequate training on this topic has not been provided, and many field tests only decipher the presence of THC rather than the concentration being greater than 0.03%.

Facilities

We currently lease office space at 2425 E. Camelback Rd., Suite 150, Phoenix, AZ 85016.

Legal Proceedings

The Company is not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.We are not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Common Stock of the Company is currently not trading on a market or exchange.

Holders

As of the date hereof, there were 37,103,394 shares of common stock outstanding, which were held by approximately 325 record holders. In addition, there were 56,635,000 shares of our Class A Convertible Preferred Stock outstanding, which were held by eight record holders.

Stock Option Plan and other Employee Benefits Plans

We do not currently maintain a Stock Option Plan or other Employee benefit Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results could differ materially from those anticipated by these forward-looking statements as a result of many factors. We discuss factors that we believe could cause or contribute to these differences below and elsewhere in this prospectus, including those set forth under “Risk Factors” and “Forward-Looking Statements.”

Business Overview

1606 was incorporated in Nevada in February 2021 as a spin-off from Singlepoint Inc. in April 2021. The Company is being presented as a carve out of SinglePoint which includes 1606 Corp. and certain other accounts of SinglePoint and collectively presents the Company on a standalone basis. Management believes the assumptions underlying the Company’s standalone financial statements are reasonable. Nevertheless, the financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented, and may not reflect the Company’s results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas

We achieved our goal of offering a nicotine- and tobacco-free alternative to cigarettes and vaping products using industrial grade hemp, and promoting health benefits such as pain management, reduced anxiety and enhanced wakefulness. Smokable hemp is an alternative for customers that currently smoke or want to quit smoking nicotine. All of our hemp cigarettes are manufactured with 100% premium hemp flower and are nicotine-free, tobacco-free and organically grown – free of pesticides and other contaminants. Our key customers comprise distributors and retail customers, including convenience stores, smoke shops and individual purchasers.

We are focused on increasing our retail footprint concentrating on regional expansion in addition to continuing to grow our online presence and retail distribution network. We sell our products directly online through our website, www.1606hemp.com, and ship them directly to anywhere within the United States. Our products are also sold in approximately 300 retail stores.

Critical Accounting Policies

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions. At December 31, [2020 and 2019], our accounts receivable amounts are reflected net of allowances of $0 and $0, respectively.

Inventory

Inventory is stated at the lower of cost (first in, first out basis) or market, and consist primarily of hemp products. The inventory balances at December 31, [2020 and 2019] consisted of finished goods held for distribution. At each balance sheet date, the Company evaluates inventories for excess quantities, obsolescence or shelf life expiration. This evaluation includes analysis of historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products. To the extent that management determines there are excess or obsolete inventory or quantities with a shelf life that is too near its expiration for the Company to reasonably expect that it can sell those products prior to their expiration, the Company adjusts the carrying value to estimated net realizable value.

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

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Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

 Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842)— Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company expects to adopt ASU 2016-02 effective January 1, 2019 upon adoption of Topic 842, the Company expects recognition of additional assets and corresponding liabilities pertaining to its operating leases on its balance sheets. The Company does not expect the adoption of the new standard to have a significant impact on its statements of operations and cash flows. In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement”. The amendments in this update are to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”. The amendments in this update are to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. The areas for simplification in this Update involve several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, to include share-based payment transactions for acquiring goods and services from nonemployees. Some of the areas for simplification apply only to nonpublic entities. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

On December 22, 2017 the U.S. government enacted significant changes to federal tax law following the passage of the Tax Cuts and Jobs Act (“the Act”). Following the enactment of the Act, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”). The Company follows the guidance in SAB 118, which provides additional clarification regarding the application of US GAAP in situations where the Company does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain income tax effects of the Act for the reporting period in which the Act was enacted. SAB 118 provides for a measurement period beginning in the reporting period that includes the Act’s enactment date and ending when the Company has obtained, prepared, and analyzed the information needed in order to complete the accounting requirements but in no circumstances should the measurement period extend beyond one year from the enactment date. During the quarter ended December 31, 2018, the Company completed the accounting for the income tax effects of the Act, which resulted in an immaterial change in the net deferred tax asset, before valuation allowance, as of the enactment date. These impacts are disclosed in “Note 8 — Income Taxes” in the Notes accompanying the audited Financial Statements.

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from

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Contracts with Customers (Topic 606), in August 2015 the FASB issued ASU No. 2015-14, referral of the Effective Date, in March 2016 the FASB issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), in April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing, in May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606) — Narrow Scope Improvements and Practical Expedients, in December 2016 the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Update 2014- 09, Revenue from Contracts with Customers, in September 2017 the FASB issued ASU No. 2017-13 Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments, and in November 2017 the FASB issued and made effective ASU 2017-14, Income Statement — Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606). These standards and their effect on the Company’s financial statements and related disclosures are discussed below under Revenue Recognition.

Results of Operations for the Year Ended December 31, 2020 compared to Year Ended December 31, 2019*

* All references to “Year ended December 31, 2019” refer to the period from October 31, 2019 (inception of business) through December 31, 2019.

Revenue

Revenues for the year ended December 31, 2020 were $67,907 compared to revenues of $34,402 for the year ended December 31, 2019. The $33,505 increase in revenue was due primarily to a full year of sales in 2020 compared to less than three months in 2019. Cost of goods sold for year ended December 31, 2020 were $51,834 compared to cost of goods sold for the year ended December 31, 2019 of $25,880. The $25,854 increase in cost of goods sold for the year ended December 31, 2020 was primarily due to higher revenues.

Operating Expenses

Operating expenses for the year ended December 31, 2020 were $243,815 compared to $203,500 for the year ended December 31, 2019. The $40,315 increase in our operating expenses was primarily a result of higher marketing and consulting expenses in 2020. The net loss for the year ended December 31, 2020 was $227,742 as compared to a net loss of $194,978 for the year ended December 31, 2019. The increase in net loss is due primarily to higher marketing and consulting expenses in 2020, partially offset by higher gross profit.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of December 31, 2020, we had total cash and cash equivalents of $0 as compared with $0 at December 31, 2019. Singlepoint used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash and cash equivalents of SinglePoint have been allocated to the Company in the financial statements. Transactions between SinglePoint and the Company are accounted for through Parent’s Net Investment.

Net cash used for operating activities during the year ended December 31, 2020 was $95,289 as compared to the net cash used by operating activities for the year ended December 31, 2019 of $92,778. The primary reasons for the change in net cash used was due to losses sustained, offset by reductions in accounts receivable and inventory.

There were no investing activities during the years ended December 31, 2020 and 2019.

Net cash provided by financing activities during the year ended December 31, 2020 was $95,289 compared to $92,778 provided from financing activities for the year ended December 31, 2019. Financing activities for both years consisted of advances from SinglePoint.

Results of Operations for the Nine Months Ended September 30, 2021, compared to Nine Months Ended September 30, 2020

Revenue

Revenues for the nine months ended September 30, 2021, were $26,802 compared to revenues of $47,672 for the nine months ended September 30, 2020. The decrease in revenues was due primarily to lower distribution sales. Cost of goods sold for nine months ended September 30, 2021, were $20,369 compared to cost of goods sold for the nine months ended September 30, 2020, of $36,231. The decrease in cost of goods sold was due primarily to lower sales.

Operating Expenses

Operating expenses for the nine months ended September 30, 2021, were $216,403 compared to $180,083 for the nine months ended September 30, 2019. The increase in operating expenses was primarily a result of higher legal and professional expenses related to this filing. The net loss for the nine months ended September 30, 2021, was $209,971 as compared to a net loss of $168,641 for the nine months ended September 30, 2020. The increase in net loss was due primarily to higher operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of September 30, 2021, we had total cash and cash equivalents of $13,340 as compared with $0 at December 31, 2020. We raised $75,000 to date and have received a loan from our CEO to support operations. We plan on seeking additional financing to support operations until our revenues can support operations. We borrowed $100,050 for working capital, in a series of payments, from our CEO in exchange for the issuance in September 2021 of a promissory note. The note does not bear interest and is due in a lump sum payment on May 30, 2022. Singlepoint used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash and cash equivalents of SinglePoint have been allocated to the Company in the financial statements. Transactions between SinglePoint and the Company are accounted for through Parent’s Net Investment. On June 15, 2021 the Company entered into an Asset Purchase Agreement with Singlepoint Inc. to purchase certain assets in exchange for the issuance of a promissory note (the “Note”) in the principal amount of $63,456. The Note provides for five (5%) interest per annum, and monthly payments of $1,902 per month from August 2021 through and including August 2024.

Net cash used for operating activities during the nine months ended September 30, 2021, was $167,358 as compared to the net cash used by operating activities for the nine months ended September 30, 2020, of $11,411. The increase was due primarily to higher net loss for the nine months ended September 30, 2021.

There were no investing activities during the nine months ended September 30, 2021, and 2020.

Net cash provided by financing activities during the nine months ended September 30, 2021, was $180,698 compared to $11,411 for the nine months ended September 30, 2020. The increase was due primarily to equity and debt financing during the nine months ended September 30, 2021.

Current Cash Position

Our current cash position is $25,000 in cash. We do not believe we have sufficient cash to fund our operations for the next twelve months and will need to raise additional funds. For future financing we plan to use angel investors and in the future larger institutional investors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

23

MANAGEMENT

The following table sets forth our executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position

Greg Lambrecht	59	Chief Executive Officer, Chief Financial Officer and Director

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually by the Board of Directors (the “Board”) and serve at the discretion of the Board.

Greg Lambrecht, age 59, became the Chief Executive Officer of the Company and a member of the Board of the Directors at the inception of the Company. Prior to this, Mr. Lambrecht was the founder, and served as Chief Executive Officers of Singlepoint, Inc, for over ten years. Greg is a visionary entrepreneur backed by a robust tenure in operations, investor relations, and corporate leadership, As the founder of a leading consumer product distribution company, Greg negotiated agreements with the nation’s largest retail outlets such as 7-11 (Southland Corp), Albertsons, and Costco representing 25,000 retail accounts. Greg is a graduate of Western Washington University with a degree in Marketing and Communications.

Corporate Governance

Committees of the Board of Directors

We have no separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board. The functions of those committees are currently undertaken by our Board. We expect to put into place a separately designated audit committee, compensation committee and nominating committee upon the completion of this offering.

The Board does not have an express policy with regard to the consideration of any director candidates recommended by stockholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis; however, the Board will evaluate stockholder recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including our Chief Executive Officer, Chief Financial Officer and any person performing similar functions) and employees.

Involvement in Certain Legal Proceedings

Our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

24

EXECUTIVE COMPENSATION

The following table sets forth the compensation for our fiscal years ended December 31, 2020 earned by or awarded to, as applicable, our principal executive officer, principal financial officer and our other most highly compensated executive officers as of December 31, 2020. In this prospectus, we refer to such officers as our “Named Executive Officers.”

The following table sets forth information for our two most recently completed fiscal years concerning all of the compensation awarded to, earned by or paid to the executive officers named below. No other employees earned a salary over $100,000 in the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total($)

Greg Lambrecht, CEO; Chairman(1)	2020	$7,200	-	-	-	-	-	-	$7,200

Corey Lambrecht, Former CFO (1)	2020	$-	--	-	-	-	-	-	$0

William Ralston Former President (2)	2020	$11,046	-	-	-	-	-	-	$11,046

(1)	Corey Lambrecht served as CFO of the Company from inception to his resignation on April 23, 2021.

(2)	William Ralston served as President of the Company from inception to his resignation on April 23, 2021.

Directors Compensation

During the fiscal year ended December 31, 2020, our directors were not paid any compensation for serving as Directors of the Company.

Equity Compensation Plan Information

The Company has not adopted an Equity Compensation Plan.

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 31, 2021, and as adjusted to reflect the sale of common stock in this offering, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws. Unless otherwise specified the address for each of the above is 2425 E Camelback Rd., Suite 150, Phoenix, AZ 85016.

Our calculation of the percentage of beneficial ownership prior to this offering is based on 37,103,394 shares of common stock outstanding as of July 31, 2021, we also have 56,635,000 shares of Class A Preferred Stock outstanding. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock	Percentage of Common Stock
Executive Officers and Directors (2)
Greg Lambrecht(1)	227,869	*

Officers and Directors as a Group (1 individual)
5% or greater owners:	227,869	*
* Less than 1%.

Total

(1)	Does not include 31,230,000 shares of Class A Preferred Stock owned by Greg Lambrecht.
(2)

Former officers and directors William Ralston and Corey Lambrecht, own 292,924 and 334,001 shares of common stock of the Company respectively, and 9,375,000 and 2,175,000 shares of Class A Preferred Stock of the Company respectively.

26

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as set out below, since the beginning of the Company’s last fiscal year, there have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

•	Any director or executive officer of the Company;

•	Any immediate family member of a director or executive officer of the Company; and

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock.

On May 10, 2021 the Company entered into an employment agreement with Greg Lambrecht (sole Director and officer of the Company) to serve as Chief Operating Officer of the Company at an annual salary of $250,000. The agreement provides for a term of three years and will automatically be renewed for additional six month periods unless either party has provided written termination of this Agreement at least 90 days prior to the expiration of such term. If employment is terminated as a result of death or Disability, the Company shall pay to the base salary and any accrued but unpaid bonus and expense reimbursement amounts through the date of his death or disability and a lump sum payment equal to one year of base salary (at the time his death or disability occurs) within 30 days of his death or disability. In the event the Company does not have the cash flow to pay such amount within 30 days as set forth above, the Company may make such payments over 12 equal monthly installments. If employment is terminated by the Board of Directors of the Company for Cause (as defined in the agreement), then the Company shall pay to the base salary through the date of his termination and shall have no further obligation to any other compensation or benefits. If employment is terminated by the Company (or its successor) upon the occurrence of a change of control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the base salary for a period of twelve (12) months following such termination, (ii) pay the any accrued and any earned but unpaid bonus, (iii) pay the bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination. If employment is terminated by Mr. Lambrecht for Good Reason, or by the Company without Cause, then the Company shall (i) pay a single lump sum cash payment within five business days of such termination equal to six (6) times the then monthly base salary in effect regardless of when such termination occurs (provided, that in the event the Company does not have the cash flow to pay such amount within five business days as set forth above, the Company may make such payments over 12 equal monthly installments), and (ii) pay the bonus Mr. Lambrecht would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iii) pay any expense reimbursement amounts owed, and payment for any unused vacation days, through the date of termination.

On April 28, 2021, the Company sold a total of 150,000 shares of common stock to three individuals who are children of the Chief Executive Officer and Sole Director. Each individual paid $25,000 and was issued 50,000 shares of common stock.

In September 2021, the Company entered into an Asset Purchase Agreement with SinglePoint to purchase certain assets in exchange for the issuance of a promissory note (the “Note”) for $63,456 with SinglePoint. The Note bears interest at 5%, has a three-year term, and is due in monthly installments of $1,902 beginning August 1, 2021. The Company’s acquisition expense totaled $22,162 for the nine months ended, September 30, 2021.

During the three months ended September 30, 2021, the Company borrowed $100,050, in a series of payments, from the Chief Executive Officer in exchange for the issuance of a promissory note. The note does not bear interest and is due in a lump sum payment on May 30, 2022.

27

DESCRIPTION OF SECURITIES

The following is a summary of the material provisions of our common stock, and our articles of incorporation, and bylaws, all as in effect upon the date of this prospectus. You should also refer to our articles of incorporation, and bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Capital Stock

Our authorized capital stock consists of 5,000,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of Preferred Stock, $0.0001 par value per share. 60,000,000 shares of Preferred Stock have been designated as Class A Convertible Preferred Stock (the “Class A Preferred Stock”). As of July 31, 2021, a total of 37,103,394 shares of common stock and 56,635,000 shares of Class A Preferred Stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

As of July 31, 2021, we had 100,000,000 authorized shares of preferred stock, par value $0.0001 per share, of which 60,000,000 were designated Class A Convertible Preferred Stock. As of July 31, 2020, we had 56,635,000 shares of Class A Convertible Preferred Stock outstanding.

The Class A Preferred Stock has the following rights and preferences (as is more fully set forth in Certificate of Designation of the Class A Preferred Stock).

Ranking

The Class A Preferred Stock ranks, as to dividends and upon liquidation, senior and prior to the Common Stock of the Company.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred Stock are entitled, out of the assets of the Company legally available for distribution, to receive, before any payment to the holders of shares of Common Stock or any other class or series of stock ranking junior, and amount per share equal to $1.00.

Voting

Each share of Class A Preferred Stock entitles the holder thereof to 50 votes on any matters requiring a shareholder vote of the Company.

Conversion

Each share of our Class A Preferred Stock is convertible into common stock on a one-for-25 basis at the option of the holder.

28

Transfer Agent and Registrar

West Coast Stock Transfer is serving as our transfer agent and registrar. They are located at 721 N. Vulcan Ave #205, Encinitas, CA 92024.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

JMS Law Group, PLLC, which has acted as our counsel in connection with this offering, will pass on certain legal matters with respect to U.S. federal law in connection with this offering. The principal attorney at JMS Law Group, PLLC owns 3,334 shares of our Common Stock.

EXPERTS

The consolidated financial statements for the Company as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the filed exhibits may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referenced above. We will make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus.

29

1606 Corp

Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

1606 Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 1606 Corp. (a segment of SinglePoint, Inc.) (the “Company”) as of December 31, 2020, and 2019 and the related statements of operations, changes in parent’s net investment and cash flows for the year ended December 31, 2020, and for the period from October 30, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020, and 2019, and the results of its consolidated operations and its consolidated cash flows for the year ended December 31, 2020 and for the period from October 30, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses since inception and is dependent upon its ability to raise capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

 /s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.

Dallas, Texas

August 18, 2021

We have served as the Company’s auditor since 2021.

F-2

1606 Corp. (A Division of SinglePoint Inc.)
Balance Sheets
December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets:
Accounts receivable	$82	$33,000
Inventory	50,265	61,800
Total Current Assets	$50,347	$94,800

LIABILITIES AND PARENT'S NET INVESTMENT

Current Liabilities	$-	$-
Total Current Liabilities	-	-

Comments and Contingencies (Note 4)

Parent's Net Investment	50,347	94,800

Total Liabilities and Parent's Net Investment	$50,347	$94,800

 The accompanying notes are an integral part of these financial statements

F-3

1606 Corp. (A Division of SinglePoint Inc.)
Statements of Operations

	For the Year Ended December 31, 2020	For the Period From October 30, 2019 (inception) through December 31, 2019
Revenues, net of discounts	$67,907	$34,402

Cost of goods sold	(51,834)	(25,880)

Gross profit	16,073	8,522

Operating expenses:
Selling, general and administrative	243,815	203,500
Total operating expenses	243,815	203,500

Loss before Income tax	(227,742)	(194,978)

Income tax expense	-	-

Net loss	$(227,742)	$(194,978)

 The accompanying notes are an integral part of these financial statements

F-4

1606 Corp. (A Division of SinglePoint Inc.) Statements of Changes in Parent's Net Investment

	For the Year Ended December 31, 2020	For the Period From October 30, 2019 (inception) through December 31, 2019

Parent's net investment, beginning of period	$94,800	$-

Advances from Parent	95,289	92,778

Issuance of Singlepoint's common stock for stock based compensation	88,000	197,000

Net loss	(227,742)	(194,978)
Parent's net investment, end of period	$50,347	$94,800

 The accompanying notes are an integral part of these financial statements

F-5

1606 Corp. (A Division of SinglePoint Inc.)
Statements of Cash Flows

	For the Year Ended December 31, 2020	For the Period From October 30, 2019 (inception) through December 31, 2019
Cash flows from operating activities:
Net loss	$(227,742)	$(194,978)

Adjustments to reconcile net loss to net cash used for operating activities:
Issuance of Singlepoint Inc.'s stock for stock based compensation	88,000	197,000
Change in assets and liabilities:
Accounts receivable	32,918	(33,000)
Inventory	11,535	(61,800)

Net Cash Used in Operating Activities	(95,289)	(92,778)

Cash flows from financing activities:
Advance from parent	95,289	92,778
Net cash provided by financing activities	95,289	92,778

Net Change in Cash	-	-

Cash, beginning of the period	-	-

Cash, end of the period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

F-6

1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Corporate History

1606 Corp. (“1606” or the “Company”) was formed in February 2021, and was a division of SinglePoint Inc. (“SinglePoint”) until April 2021, when SinglePoint spun off 1606 whereby each holder of common stock and Class A preferred stock of SinglePoint received one share of unregistered and restricted common stock and Class A Preferred Stock of the Company for each such shared owned of SinglePoint.

Business

1606 Corp. is an early-stage sales marketing company focused on the domestic hemp cigarette (aka pre-roll) market. The Company sells and distributes hemp products to distributors, convenience stores, smoke shops and individual online sales in multiple states. For the year ended December 31, 2020, revenues of $62,934 and $4,973, were derived from online sales and distributors, respectively. For the period from October 30, 2019 (inception) through December 31, 2019, revenues of $1,402 and $33,000, were derived from online sales and distributors, respectively. The Company's 1606 Original brand launched in December 2019, with its pre-roll cigarette sales beginning in January 2021.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2020, the Company has yet to achieve significant profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s business and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional equity financing through private placements of the Company’s common stock.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company is being presented as a carve out of SinglePoint which includes 1606 Corp. and certain other accounts of SinglePoint and collectively presents the Company on a standalone basis.

Management believes the assumptions underlying the Company’s standalone financial statements are reasonable. Nevertheless, the financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented, and may not reflect the Company’s results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

F-7

1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

Basis of Presentation (continued)

SinglePoint used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash and cash equivalents of SinglePoint have been allocated to the Company in the financial statements. Transactions between SinglePoint and the Company are accounted for through Parent’s Net Investment.

The expenses of the Company for the year ended December 31, 2020 and for the period from October 30, 2019 (inception) through December 31, 2019, have been allocated by management between the Company and Singlepoint based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less.

Accounts Receivable and Credit Policy

Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Management of the Company considers all receivables collectable. Uncollectable accounts are charged to expense when the account is determined to be uncollectable. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. At December 31, 2020, and 2019, the allowance for doubtful accounts balance is $0 and $0, respectively.

Inventory

Inventories are valued at the lower of cost (first in, first out basis) or market, and consist primarily of hemp products. The Company’s inventory as of December 31, 2020 and 2019 consisted of finished hemp products. At each balance sheet date, the Company evaluates inventories for excess quantities, obsolescence or shelf life expiration. This evaluation includes analysis of historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products. To the extent that management determines there are excess or obsolete inventory or quantities with a shelf life that is too near its expiration for the Company to reasonably expect that it can sell those products prior to their expiration, the Company adjusts the carrying value to estimated net realizable value. During the year ended December 31, 2020, the Company impaired inventory by $5,050.

Revenue Recognition

The Company derives its revenues primarily from the sale of hemp products. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

F-8

1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

Revenue Recognition (Continued)

Revenues are recognized when control of these products is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Any shipping and handling fees charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year.

Cost of Goods Sold and Selling, General and Administrative Expenses

Costs associated with the production and procurement of product are included in cost of goods sold, including shipping and handling costs such as inbound freight costs, purchasing and receiving costs, inspection costs and other product procurement related charges. All other expenses are included in selling, general and administrative expenses, as the predominant expenses associated therewith are general and administrative in nature.

Parent’s Net Investment

The Company’s equity on the Balance Sheets represents Singlepoint’s net investment in the Company’s business and is presented as “Parent’s Net Investment” in lieu of stockholder’s equity. The Statements of Changes in Parent’s Net Investment includes net cash transfers between SinglePoint and the Company. SinglePoint performs cash management and other treasury-related functions on a centralized basis for all of its divisions, which includes the Company. Liabilities recorded by SinglePoint, whose related expenses have been pushed down to the Company, are included in Parent’s Net Investment.

All transactions reflected in the Parent’s Net Investment in the accompanying Balance Sheets have been considered cash receipts and payments for purposes of the Statements of Cash Flows and are reflected in the financing activities in the accompanying Statements of Cash Flows.

Earnings per share data has not been presented in the accompanying Financial Statements because the Company did not operate as a separate legal entity with its own capital structure during the periods presented.

Related Party Transactions

Parent’s Net Investment was $50,347 and $94,800 at December 31, 2020, and 2019, respectively, and relates to Singlepoint’s investment in the Company.

Selling and Marketing

Selling and Marketing costs are expensed as incurred. Such costs were $86,608 and $6,500 for the year ended December 31, 2020 and the period from October 30, 2019 (inception) through December 31, 2019, respectively, and are reported under selling, general and marketing in the accompanying statements of operations.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable.

F-9

 1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

The Company considers the carrying amounts of its financial instruments (cash and accounts receivable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

Segment reporting

The Company operates in one business segment. As a result, the Company’s operations are a single reportable segment, which is consistent with the Company’s internal management reporting.

Subsequent Events

The Company evaluates events and/or transactions occurring after the balance sheet date and before the issue date of the carve-out financial statements to determine if any of those events and/or transactions requires adjustment to or disclosure in the carve-out financial statements. See note 3 for disclosure of subsequent events.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842).” ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” and ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company expects to adopt ASU 2016-02 effective January 1, 2019 upon adoption of Topic 842, the Company expects recognition of additional assets and corresponding liabilities pertaining to its operating leases on its balance sheets. The Company does not expect the adoption of the for the period from October 30, 2019 (inception) through December 31, 2019 new standard to have a significant impact on its statements of operations and cash flows. In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement”. The amendments in this update are to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

F-10

1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”. The amendments in this update are to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. The areas for simplification in this Update involve several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, to include share-based payment transactions for acquiring goods and services from nonemployees. Some of the areas for simplification apply only to nonpublic entities. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect that this guidance will have a material impact on its consolidated financial statements.

On December 22, 2017 the U.S. government enacted significant changes to federal tax law following the passage of the Tax Cuts and Jobs Act (“the Act”). Following the enactment of the Act, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”). The Company follows the guidance in SAB 118, which provides additional clarification regarding the application of US GAAP in situations where the Company does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain income tax effects of the Act for the reporting period in which the Act was enacted. SAB 118 provides for a measurement period beginning in the reporting period that includes the Act’s enactment date and ending when the Company has obtained, prepared, and analyzed the information needed in order to complete the accounting requirements but in no circumstances should the measurement period extend beyond one year from the enactment date. During the quarter ended December 31, 2018, the Company completed the accounting for the income tax effects of the Act, which resulted in an immaterial change in the net deferred tax asset, before valuation allowance, as of the enactment date. These impacts are disclosed in “Note 8 — Income Taxes” in the Notes accompanying the audited Financial Statements.

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from

Contracts with Customers (Topic 606), in August 2015 the FASB issued ASU No. 2015-14, referral of the Effective Date, in March 2016 the FASB issued ASU No. 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), in April 2016, the FASB issued ASU No. 2016-10, Identifying Performance Obligations and Licensing, in May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606)

— Narrow Scope Improvements and Practical Expedients, in December 2016 the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Update 2014- 09, Revenue from Contracts with Customers, in September 2017 the FASB issued ASU No. 2017-13 Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments, and in November 2017 the FASB issued and made effective ASU 2017-14, Income Statement — Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606).

F-11

1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

These standards and their effect on the Company’s financial statements and related disclosures are discussed below under Revenue Recognition.

NOTE 3 – INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward

The components of income tax expense for the years ended December 31, 2020 and for the period from October 30, 2019 (inception) through December 31, 2019 consist of the following:

	2020	2019
Federal tax statutory rate	21.0%	21.0%
Permanent differences	(0.0)%	(0.0)%
Valuation allowance	(21.0)%	(21.0)%
Effective rate	0%	0%

Significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$89,000	$41,000

Total deferred tax asset	89,000	41,000

Valuation allowance	(89,000)	(41,000)
	$0	$0

F-12

1606 Corp.

Notes to the Financial Statements

For the year ended December 31, 2020 and

for the period from October 30, 2019 (inception) through December 31, 2019

The deferred tax assets associated with the net operating losses included in the table above reflect proforma net operating losses as if the Company were a separate taxpayer during the periods presented.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Major Customers and Accounts Receivable

During period from October 31, 2019 (inception) through December 31, 2019, the Company had one customer, whose revenue individually represented 100% of Company’s total revenue, and whose accounts receivable balances individually represented 100% of the Company’s total accounts receivable as of December 31, 2019. No such concentrations existed for the year ended December 31, 2020.

NOTE 5 – SUBSEQUENT EVENTS

On April 7, 2021 SinglePoint completed the spin-off of 1606 Corp. whereby each holder of common stock and Class A Preferred Stock of the Company received one share of unregistered and restricted common stock and Class A Preferred Stock of 1606 Corp. for each such share owned of SinglePoint. 31,230,000 shares of Class A Preferred Stock were issued to the Company’s CEO, Greg Lambrecht. The former officers and directors of the Company were issued the remaining amount of the Class A Preferred Stock.

On May 10, 2021 the Company entered into an employment agreement with Greg Lambrecht (sole Director and officer of the Company) to serve as Chief Operating Officer of the Company at an annual salary of $250,000. The agreement provides for a term of three years and will automatically be renewed for additional six month periods unless either party has provided written termination of this Agreement at least 90 days prior to the expiration of such term. If employment is terminated as a result of death or Disability, the Company shall pay to the base salary and any accrued but unpaid bonus and expense reimbursement amounts through the date of his death or disability and a lump sum payment equal to one year of base salary (at the time his death or disability occurs) within 30 days of his death or disability. In the event the Company does not have the cash flow to pay such amount within 30 days as set forth above, the Company may make such payments over 12 equal monthly installments. If employment is terminated by the Board of Directors of the Company for Cause (as defined in the agreement), then the Company shall pay to the base salary through the date of his termination and shall have no further obligation to any other compensation or benefits. If employment is terminated by the Company (or its successor) upon the occurrence of a change of control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the base salary for a period of twelve (12) months following such termination, (ii) pay the any accrued and any earned but unpaid bonus, (iii) pay the bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination. If employment is terminated by Mr. Lambrecht for Good Reason, or by the Company without Cause, then the Company shall (i) pay a single lump sum cash payment within five business days of such termination equal to six (6) times the then monthly base salary in effect regardless of when such termination occurs (provided, that in the event the Company does not have the cash flow to pay such amount within five business days as set forth above, the Company may make such payments over 12 equal monthly installments), and (ii) pay the bonus Mr. Lambrecht would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iii) pay any expense reimbursement amounts owed, and payment for any unused vacation days, through the date of termination.

On June 15, 2021 the Company entered into an Asset Purchase Agreement with Singlepoint Inc. to purchase certain assets in exchange for the issuance of a promissory note (the “Note”) in the principal amount of $63,456. The Note provides for five (5%) interest per annum, and monthly payments of $1,902 per month from August 2021 through and including August 2024.

On April 28, 2021, the Company sold a total of 150,000 shares of common stock to three individuals who are children of the Chief Executive Officer and Sole Director. Each individual paid $25,000 and was issued 50,000 shares of common stock.

* * * * * * * * * * * * * * * * * *

F-13

1606 CORP.
CONDENSED BALANCE SHEETS
(Unaudited)

	September 30,	December 31
ASSETS	2021	2020
Current Assets:
Cash	$13,340	$-
Accounts receivable, net	-	82
Inventory	29,896	50,265
Total Assets	$43,236	$50,347

LIABILITIES AND PARENT'S NET INVESTMENT / STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities:
Note Payable to related party	$100,050	$-
Current portion of long-term Note Payable to related party	20,106	-
Total current liabilities	120,156	-
Note Payable to related party - long-term, net of current portion	43,350	-
Total liabilities	163,506	-

Commitments and Contingencies (Note 3)

Parent's Net Investment	-	50,347
Undesignated preferred stock, par value $0.0001; 40,000,000 authorized
as of September 30, 2021; no shares issued and outstanding as of September 30, 2021 and	-
December 31, 2020.
Class A convertible preferred Stock, par value $0.0001 per share, 60,000,000 shares authorized
as of September 31, 2021; 56,635,000 and no shares issued and outstanding as of	5,663
September 30, 2021, December 31, 2020, respectively
Common stock, par value $0.0001 per share, 5,000,000,000 shares authorized, 37,103,394 shares
and no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3,710
Additional paid-in capital	65,627
Accumulated deficit	(195,270)	-
Total stockholders (deficit) and parent's net investment	(120,270)	50,347

Total Liabilities and stockholders' equity (deficit)	$43,236	$50,347

The accompanying notes are an integral part of these financial statements

F-14

1606 CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues, net of discounts	$3,609	$22,430	$26,802	$47,672

Cost of goods sold	(3,004)	(17,047)	(20,370)	(36,231)

Gross profit	605	5,383	6,432	11,441

Operating expenses:
Selling, general and administrative	109,942	63,732	216,403	180,082
Total operating expenses	109,942	63,733	216,403	180,082

Loss before Income tax	(109,337)	(58,349)	(209,971)	(168,641)

Income tax expense (benefit)	-	-	-	-

Net loss	$(109,337)	$(58,349)	$(209,971)	$(168,641)

Net loss per share - basic and diluted	$-	$-	$(0.01)	$-

Weighted average shares outstanding - basic and diluted	37,103,388	37,089,102	37,096,570	37,089,102

The accompanying notes are an integral part of these financial statements

F-15

1606 Corp.
CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)

	Preferred Stock		Common Stock		Additonal Paid-in	Net Parent	Accumulated	Total Stockholders' (Deficit)
	Shares	Amount	Shares	Amount	Capital	Investment	Deficit	Equity

Balance, December 31, 2020	-	$-	-	$-	$-	$50,347	$-	$50,347

Net loss	-	-	-	-	-	(14,701)	-	(14,701)

Transfers from parent	-	-	-	-	-	5,648	-	5,648

Balance, March 31, 2021	-	-	-	-	-	41,294	-	41,294

Net loss	-	-	-	-	-	-	(85,933)	(85,933)

Issuance of note to former parent, SinglePoint	-	-	-	-	-	(41,294)	-	(41,294)

Preferred stock distributed in connection with spinoff, April 7, 2021	59,000,000	5,900			(5,900)	-	-	-

Preferred stock cancelled	(2,365,000)	(237)			237			-

Common stock distributed in connection with spinoff, April 7, 2021			36,953,394	3,695	(3,695)			-

Common stock issued for cash			150,000	15	74,985			75,000

Balance, June 30, 2021	56,635,000	$5,663	37,103,394	$3,710	$65,627	$-	$(85,933)	$(10,933)

Net loss							(109,337)	(109,337)

Balance, September 30, 2021	56,635,000	$5,663	37,103,394	$3,710	$65,627	$-	$(195,270)	$(120,270)

	Preferred Stock		Common Stock		Additonal Paid-in	Net Parent	Accumulated	Total Stockholders' (Deficit)
	Shares	Amount	Shares	Amount	Capital	Investment	Deficit	Equity

Balance, December 31, 2019	-	$-	-	$-	$-	$94,800	$-	$94,800

Issuance of Parent's common stock for stock-based
compensation	-	-	-	-	-	88,000	-	88,000

Net loss	-	-	-	-	-	(102,945)	-	(102,945)

Transfers from parent	-	-	-	-	-	(4,894)	-	(4,894)

Balance, March 31, 2020	-	-	-	-	-	74,961	-	74,961

Net loss	-	-	-	-	-	(7,346)	-	(7,346)

Transfers from parent	-	-	-	-	-	(24,998)	-	(24,998)

Balance, June 30, 2020	-	$-	-	$-	$-	$42,617	$-	$42,617

Net loss						(58,349)	-	(58,349)

Transfers from parent	-	-	-	-	-	41,301	-	41,301

Balance, September 30, 2020	-	$-	-	$-	$-	$25,569	$-	$25,569

The accompanying notes are an integral part of these financial statements

F-16

1606 CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
	2021	2020
Cash flows from operating activities:
Net loss	$(209,971)	$(168,641)

Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of SinglePoint, Inc.'s stock for stock based compensation	-	88,000
Acquisition expense from related party	22,161
Changes in operating assets and liabilities:
Accounts receivable	83	33,000
Inventory	20,369	36,230

Net cash used in operating activities	(167,358)	(11,411)

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Advance from (to) parent	5,648	11,411
Note Payable to Shareholder	100,050
Proceeds from sale of common stock	75,000	-

Net cash provided by financing activities	180,698	11,411

Net Change in Cash	13,340	0

Cash, beginning of the period	-	-

Cash, end of the period	$13,340	$0

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

F-17

1606 CORP.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Corporate History

1606 Corp. (“1606” or the “Company”) was formed in February 2021, and was a division of SinglePoint Inc. (“SinglePoint”) until April 2021, when SinglePoint spun off 1606 (“Spin-Off”) whereby each holder of common stock and Class A preferred stock of SinglePoint received one share of unregistered and restricted common stock and Class A Preferred Stock of the Company for each such shared owned of SinglePoint.

Business

1606 Corp. is an early-stage sales marketing company focused on the domestic hemp cigarette (aka pre-roll) market. The Company sells and distributes hemp products to distributors, convenience stores, smoke shops and individual online sales in multiple states.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2021, the Company has yet to achieve significant profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s business and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional equity financing through private placements of the Company’s common stock.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s condensed unaudited financial statements prior to the Spin-Off were prepared on a carve out basis and were derived from SinglePoint’s unaudited condensed consolidated financial statements and accounting records. The condensed financial statements for the three and nine months ended September 30, 2021 included herein reflect the Company’s financial position, results of operations, and cash flows as the Company’s business was operated as part of SinglePoint’s prior to the Spin-off. Following the Spin-Off, the condensed financial statements for the three and nine months ended September 30, 2021 include the accounts of the Company only.

Management believes the assumptions underlying the Company’s standalone financial statements are reasonable. Nevertheless, the financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented, and may not reflect the Company’s results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

SinglePoint used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash and cash equivalents of SinglePoint have been allocated to the Company in the financial statements. Transactions between SinglePoint and the Company are accounted for through Parent’s Net Investment.

F-18

Management believes the condensed financial statements include all adjustments, which are of a normal recurring nature, necessary to present fairly the Company’s financial position as of September 30, 2021 and results of operations and cash flows for the three and nine months ended September 30, 2021 and 2020. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes thereto in the Company’s year-end financial statements for year ended December 31, 2020 and for the period from October 30, 2019 (inception) through December 31, 2019.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less.

Accounts Receivable and Credit Policy

Trade receivables due from customers are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Management of the Company considers all receivables collectable. Uncollectable accounts are charged to expense when the account is determined to be uncollectable. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. At September 30, 2021 and December 31, 2020, the allowance for doubtful accounts balance is $0 and $0, respectively.

Inventory

Inventories are valued at the lower of cost (first in, first out basis) or market, and consist primarily of hemp products. The Company’s inventory at September 30, 2021 and December 31, 2020 consisted of finished hemp products.

Revenue Recognition

The Company derives its revenues primarily from the sale of hemp products. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

Revenues are recognized when control of these products is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Any shipping and handling fees charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year.

Cost of Goods Sold and Selling, General and Administrative Expenses

Costs associated with the production and procurement of product are included in cost of goods sold, including shipping and handling costs such as inbound freight costs, purchasing and receiving costs, inspection costs and other product procurement related charges. All other expenses are included in selling, general and administrative expenses, as the predominant expenses associated therewith are general and administrative in nature.

F-19

Parent’s Net Investment

The Company’s equity on the Balance Sheets represents SinglePoint’s net investment in the Company’s business and is presented as “Parent’s Net Investment” in lieu of stockholder’s equity. The Statements of Changes in Parent’s Net Investment includes net cash transfers between SinglePoint and the Company. SinglePoint performs cash management and other treasury-related functions on a centralized basis for all of its divisions, which includes the Company. Liabilities recorded by SinglePoint, whose related expenses have been pushed down to the Company, are included in Parent’s Net Investment.

All transactions reflected in the Parent’s Net Investment in the accompanying Balance Sheets have been considered cash receipts and payments for purposes of the Statements of Cash Flows and are reflected in the financing activities in the accompanying Statements of Cash Flows.

Related Party Transactions

On April 28, 2021, the Company sold a total of 150,000 shares of common stock to three individuals who are children of the Chief Executive Officer and Sole Director. Each individual paid $25,000 and was issued 50,000 shares of common stock.

Parent’s Net Investment was $0 and $50,347 at September 30, 2021 and December 31, 2020, respectively, and relates to SinglePoint’s investment in the Company.

Notes Payable, related party

In September 2021, the Company entered into an Asset Purchase Agreement with SinglePoint to purchase certain assets in exchange for the issuance of a promissory note (the “Note”) for $63,456 with SinglePoint. The Note bears interest at 5%, has a three-year term, and is due in monthly installments of $1,902 beginning August 1, 2021. The Company’s acquisition expense totaled $22,162 for the nine months ended, September 30, 2021.

During the three months ended September 30, 2021, the Company borrowed $100,050, in a series of payments, from the Chief Executive Officer in exchange for the issuance of a promissory note. The note does not bear interest and is due in a lump sum payment on May 30, 2022.

Capital Stock

Our authorized capital stock consists of 5,000,000,000 shares of common stock, $0.0001 par value per share and 100,000,000 shares of Preferred Stock, $0.0001 par value per share. 60,000,000 shares of Preferred Stock have been designated as Class A Convertible Preferred Stock (the “Class A Preferred Stock”).

Common Stock

1606 Corp. (the “Company” or “1606”) has 36,953,394 shares of Common Stock outstanding as a result of a distribution by SinglePoint to its shareholders (The shareholders received one (1) share of 1606 common stock for every one share of SinglePoint common stock that they hold), plus an additional 150,000 shares that have been issued to the Selling Stockholders.

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

F-20

Preferred Stock

As of September 30, 2021, the Company had 100,000,000 authorized shares of preferred stock, par value $0.0001 per share, of which 60,000,000 were designated Class A Preferred Stock. The Company issued 56,635,000 of which 31,230,000 shares of Class A Preferred Stock were issued to the Company’s CEO, Greg Lambrecht. The former officers and directors of Singlepoint were issued the remaining amount of the Class A Preferred Stock.

The Class A Preferred Stock has the following rights and preferences (as is more fully set forth in Certificate of Designation of the Class A Preferred Stock).

Ranking

The Class A Preferred Stock ranks, as to dividends and upon liquidation, senior and prior to the Common Stock of the Company.

Liquidation

In the event of liquidation, dissolution or winding up of the Company, the holders of the Class A Preferred Stock are entitled, out of the assets of the Company legally available for distribution, to receive, before any payment to the holders of shares of Common Stock or any other class or series of stock ranking junior, and amount per share equal to $1.00.

Voting

Each share of Class A Preferred Stock entitles the holder thereof to 50 votes on any matters requiring a shareholder vote of the Company.

Conversion

Each share of our Class A Preferred Stock is convertible into common stock on a one-for-25 basis at the option of the holder.

Income taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Tax benefits are recognized from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by a tax authority and based upon the technical merits of the tax position. The tax benefit recognized in the financial statements for a particular tax position is based on the largest benefit that is more likely than not to be realized upon settlement. An unrecognized tax benefit, or a portion thereof, is presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed.

F-21

Net Loss Per Common Share

a.

Basic loss per share data is computed using the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share data is computed using the weighted-average number of common and dilutive common-equivalent shares outstanding during the period. Dilutive common-equivalent shares consist of shares that would be issued upon the exercise of stock options and other common stock equivalents, computed using the treasury stock method, and are excluded from the calculation of weighted average dilutive common shares, to the extent they are issued and outstanding, because their effect would be anti-dilutive.

b.

At September 30, 2021, 37,103,394 shares of the Company’s Common Stock were outstanding. This share amount is being utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Spin-Off as no common stock was outstanding prior to the date of the Spin-Off. For the three and nine months ended  September 30, 2020 calculations, these shares are treated as issued and outstanding from January 1, 2020 for purposes of calculating historical basic and diluted earnings per share. The financial statements for 2020 were adjusted herein to reflect the subsequent consummation of the spinout and the inclusion of basic and diluted earnings per share, as described above, consistent with that of the three and nine months ended September 30, 2021.

Basic loss per share data for each period presented is computed using the weighted-average number of shares of common stock outstanding during each such period. Diluted loss per share data is computed using the weighted-average number of common and dilutive common-equivalent shares outstanding during each period. Dilutive common-equivalent shares consist of: (a) shares that would be issued upon the exercise of stock options and warrants, computed using the treasury stock method; and (b) shares of non-vested restricted stock. There are no shares that are excluded from the calculation of weighted average dilutive common shares.

Recent Accounting Pronouncements

On December 22, 2017 the U.S. government enacted significant changes to federal tax law following the passage of the Tax Cuts and Jobs Act (“the Act”). Following the enactment of the Act, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”). The Company follows the guidance in SAB 118, which provides additional clarification regarding the application of US GAAP in situations where the Company does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain income tax effects of the Act for the reporting period in which the Act was enacted. SAB 118 provides for a measurement period beginning in the reporting period that includes the Act’s enactment date and ending when the Company has obtained, prepared, and analyzed the information needed in order to complete the accounting requirements but in no circumstances should the measurement period extend beyond one year from the enactment date.

Subsequent Events

The Company has evaluated all subsequent events from September 30, 2021 through the date of filing of this report.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings and Other Claims

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

* * * * * * * * * * * * * * * * * *

F-22

1606 CORPORATION

150,000 SHARES OF COMMON STOCK

PROSPECTUS

     , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses (other than placement agent fees) payable in connection with the sale of the shares of common stock being registered. The registrant will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. All of the amounts shown are estimates except the SEC registration fee.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee		$8.12
Accounting fees and expenses		$10,000
Legal fees and expenses		$30,000
Transfer agent’s fees and expenses	$	*
Printing and related fees	$	*
Miscellaneous	$	*
Total		$40,008.12

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding securities sold by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed experts.

On April 7, 2021 the Company issued 36,953,394 shares of common stock as a result of a distribution by Singlepoint Inc. (“Sing”), a Nevada corporation to its shareholders.  The shareholders received one (1) share of Company common stock for each shares of Sing common stock owned.  This transaction was conducted pursuant to SEC Staff Legal Bulletin #4.

On April 28, 2021 the Company sold an aggregate of 150,000 shares of common stock at a price of $.50 per share to three individuals.  Such transaction was conducted under Regulation D promulgated under the Securities Act of 1933, as amended.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b) All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1) (iii) above may be contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, on this  17th day of December , 2021.

1606 CORPORATION

/s/ Greg Lambrecht
Greg Lambrecht
Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Greg Lambrecht or any of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ Greg Lambrecht
Greg Lambrecht	Chief Executive Officer and Chairman	December 17, 2021

/s/ Greg Lambrecht	Chief Financial Officer	December 17, 2021
Greg Lambrecht

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation.*

3.2	Certificate of Designation.*

3.3	By-laws.*

5.1	Opinion of JMS Law Group, PLLC as to the legality of the securities being offered

10.1	Employment Agreement between 1606 Corp. and Greg Lambrecht dated May 10, 2021.*

10.2	Asset Purchase Agreement between 1606 Corp. and Singlepoint Inc. dated June 15, 2021.*

10.3	Stock Purchase Agreement between 1606 Corp. and Asia Lambrecht dated April 28, 2021. **

10.4	Stock Purchase Agreement between 1606 Corp. and Austen Lambrecht dated April 28, 2021. **

10.5	Stock Purchase Agreement between 1606 Corp. and Heather McCulley dated April 28, 2021. **

23.1	Consent of JMS Law Group, PLLC (contained in Exhibit 5.1)

23.2	Consent of Turner, Stone & Company, L.L.P.

24.1	Power of Attorney (included in signature pages)

* filed as an Exhibit to the Company’s Registration Statement on Form S-1, filed with the SEC on August 19, 2021and incorporated herein by reference.

** filed as an Exhibit to the Company’s Registration Statement on Form S-1, filed with the SEC on November 23, 2021 and incorporated herein by reference.

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